Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into as of March 3, 2008 by and among UBS Securities LLC and UBS Loan Finance LLC (collectively, “UBS”), The Finish Line, Inc. and Headwind, Inc. (collectively “Finish Line”) and Genesco Inc. (“Genesco”).  UBS, Finish Line, and Genesco are individually referred to herein as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, UBS has filed an action captioned UBS Securities LLC et al. v. The Finish Line, Inc. et al., Civil Action No. 07 Civ. 10382, in the United States District Court for the Southern District of New York (the “New York Action”) against Finish Line and Genesco seeking costs and a declaration that (1) UBS is relieved of its obligations under the Bank and Bridge Facilities Commitment Letter by and between UBS and Finish Line, dated June 17, 2007 (the “Commitment Letter”), as extended, and (2) the Commitment Letter is void or voidable by UBS as a result of the failure of conditions to closing and other requirements under the Commitment Letter; and

WHEREAS, Finish Line has asserted six counterclaims against UBS in the New York Action; and

WHEREAS, there is also another lawsuit currently pending among UBS, Genesco, and Finish Line in the Chancery Court for the State of Tennessee, Twentieth Judicial District, Davidson County, Part III, captioned Genesco Inc. v. The Finish Line, Inc. et al., No. 07-2137-II(III) (the “Tennessee Action”); and

WHEREAS, all Parties deny any and all liability in connection with the subject matter of the New York Action and the Tennessee Action; and

WHEREAS, all Parties wish to settle any and all claims between them, whether or not related to the New York Action or the Tennessee Action in order to avoid the expense, inconvenience, and distraction of further litigation; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree, in full and final settlement of the New York Action and the Tennessee Action, whether in those Actions or otherwise, and all claims that have or could have been asserted by UBS, Genesco, and Finish Line, as follows:

1.           Payment.  In settlement of the claims asserted by the Parties and in consideration of the termination of the agreements specified in Paragraph 3 herein, (1) UBS and Finish Line, together, shall pay Genesco the sum of $175,000,000 (USD), to be deposited into an account maintained by Genesco.  In addition, Finish Line, as further consideration for settlement of the claims against it and termination of the Merger Agreement, shall transfer to Genesco the number of duly authorized, validly issued shares of Finish Line Class A Common Stock equal to twelve percent (12%) of the post-issuance Finish Line common stock issued and outstanding, such issued and outstanding shares constituting 6,518,971 shares (“Shares”).  The aforementioned payments and transfers shall be made no later than 5:00 p.m. Eastern Standard Time, Friday, March 7, 2008.  In addition, Finish Line, without undue delay, shall undertake reasonable best efforts to cause such Shares to be registered and listed for trading and, as soon as reasonably practicable thereafter, Genesco will use its reasonable best efforts to distribute such

Shares to its common shareholders.  There shall be no further payment from UBS or Finish Line to Genesco or from any of the Parties to each other.  All Parties shall bear their own legal fees, costs, and expenses and waive any and all claims for reimbursement, indemnification or contribution, except as provided in this Agreement.

2.           Release of Claims.  Except for the obligations set forth in this Agreement, and except as provided in Paragraph 1 above, the Parties each hereby release and forever discharge each other and the others’ respective members, officers, directors, employees, attorneys, advisors, agents, parents, subsidiaries, affiliates, heirs, executors, administrators, predecessors, successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or equity, which against each other they ever had, now have or hereafter can, shall or may have, by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day this Agreement is executed by all Parties, including, but not limited to those related, in any way, to the claims asserted or that could have been asserted by the Parties in the New York Action or Tennessee Action.

It is the intention of the Parties to extinguish all Released Claims and consistent with such intention, the Parties hereby expressly waive their rights to the fullest extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the releases set forth herein.  Section 1542 of the California Civil Code provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING

THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the releases granted herein, but acknowledge that it is their intention to fully, finally and forever settle, release and discharge any and all claims hereby known or unknown, suspected or unsuspected, which do or do not exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

3.           Termination of Agreements.  Upon execution of this Agreement, all rights and obligations under the Agreement and Plan of Merger by and among Finish Line and Genesco, dated June 17, 2007 (the “Merger Agreement”), the Commitment Letter, the Bank and Bridge Facilities Fee Letter, dated June 17, 2007 (“Fee Letter”), the Engagement Letter between UBS Securities LLC and The Finish Line, Inc., dated June 17, 2007 (“Engagement Letter”), the Amendment to Bank and Bridge Facilities Commitment Letter (“Amendment Letter”), dated October 12, 2007, the letter agreement between UBS Securities LLC and The Finish Line, Inc., dated October 3, 2006 (the “October 2006 M&A Engagement Letter”), the Indemnification Agreement between UBS Securities LLC and The Finish Line, Inc., dated October 3, 2006 (the “October 2006 Indemnification Agreement”), the letter agreement between UBS Securities LLC and The Finish Line, Inc., dated June 11, 2007, as amended (the “June 2007 M&A Engagement Letter”), the Indemnification Agreement between UBS Securities LLC and The Finish Line, Inc., dated June 11, 2007 (the “June 2007 Indemnification Agreement”), and the Confidentiality Agreement between UBS Securities LLC and The Finish Line, Inc., dated September 25, 2006 (the “Confidentiality Agreement”), running to any party whatsoever, including third party beneficiaries, if any, whether current or future, intended or unintended, shall terminate without cost or fee without further action by the respective parties thereto, even if such rights were to have survived termination of any of the foregoing agreements.

4.           Dismissal of the Litigation.  Simultaneous with the execution of this Agreement, the Parties’ respective counsel shall execute a Stipulation of Dismissal dismissing the New York Action, with prejudice, pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure.  The Parties’ respective counsel shall also execute a Stipulation of Dismissal dismissing the Tennessee Action, with prejudice, pursuant to Rule 41 of the Tennessee Rules of Civil Procedure.  Counsel for Finish Line shall hold such stipulations in escrow pending receipt by Genesco of the funds and stock referenced in Paragraph 1, whereupon Finish Line shall cause such stipulations to be filed with the New York and Tennessee courts, respectively.  Genesco will not oppose any request or motion to vacate the Court’s December 27, 2007 and January 2, 2008 Orders in the Tennessee Action.

5.           Discovery Materials.  Upon the execution of this Agreement by all Parties, and unless otherwise prohibited by law, each Party shall destroy or return to the others all documents and other materials that the other Party produced, whether in due diligence, in contemplation of the merger, in the New York or Tennessee Actions, or for any other purpose.  If a Party elects to destroy rather than return documents, the documents shall be destroyed no later than thirty (30) days following the dismissal of the Tennessee Action and the New York Action and any related shareholder litigation, government investigation or regulatory proceeding.  The Party destroying the documents shall immediately provide written confirmation that the documents have been destroyed.

6.           No Assignment of Claims or Interest.   The Parties represent and warrant that they have not assigned and will not assign any claims covered by this Agreement or any interest therein to any other person or entity, and that there are no liens or attachments on the proceeds to be paid under this Agreement or any of the claims covered by this Agreement.  In the event any person or entity shall claim a lien or interest in the monies paid to any party under this Agreement, Genesco shall indemnify and defend UBS and Finish Line for and against any claims asserted by such person or entity against UBS or Finish Line, and the existence of such lien or interest shall not affect in any way the terms and effect of the releases that Genesco has granted UBS and Finish Line in this Agreement.  Similarly, UBS and Finish Line, respectively, shall indemnify and defend Genesco for and against any claims asserted against Genesco by any person or entity claiming to have had any lien or legal interest in the proceeds UBS and Finish Line respectively paid to Genesco under this Agreement that existed prior to the payment of the proceeds.  The existence of such pre-existing lien or interest shall not affect in any way the terms and effect of the releases that UBS and Finish Line have granted Genesco in this Agreement

7.           No Admission of Liability or Wrongdoing.  This Settlement Agreement is made solely for the purposes of resolving the differences between the Parties to it, and nothing in this Agreement shall be construed as or constitute an admission of liability by, or evidence of damage to, any Party hereto, all liability being expressly denied.  Furthermore, nothing in this Agreement shall be construed as or constitute an admission of the validity or enforceability of any claims or demands that were made or could have been made in the New York or Tennessee Actions.  This Agreement shall not be admissible in any legal proceeding except to enforce its terms.

8.           Standstill Agreement.  Genesco and Finish Line will not, and will not cause their affiliates to assist, provide, or arrange financing to or for others or encourage others to, directly or indirectly, acting alone or in concert with others (whether publicly or privately), for a period of three years from the date of this Settlement Agreement, unless specifically requested in writing in advance by Genesco or Finish Line:  (i) acquire or agree, offer, seek or propose to acquire (or request permission to do so) ownership (including, but not limited to, beneficial ownership as defined in 13d-3 under the Securities Exchange Act of 1934, as amended) of any of the assets, indebtedness or business of the other or any subsidiaries thereof or any securities of the other or any subsidiary or affiliate thereof or any rights or options to acquire such ownership (including from a third party), including without limitation, by means of tender or exchange offer, (ii) offer, seek or propose a merger, consolidation, recapitalization, reorganization, business combination or similar transaction, or any other extraordinary transaction with or involving the other or any subsidiary or affiliate thereof, or any successor entities thereto, (iii) seek or propose to influence or control the management, the Boards of Directors, or the policies of the other or any subsidiary or affiliate thereof or to obtain representation on the other’s Boards of Directors, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the other or any subsidiary or affiliate thereof, or (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

9.           Tax Issues.  Genesco agrees that neither UBS nor Finish Line shall have any responsibility whatsoever to any federal, state or local taxing authority for any tax liability or consequences, if any, to Genesco or any other person arising from the payment to Genesco of the consideration provided for herein.  Genesco will provide both UBS and Finish Line with a fully-executed W-9 upon the complete execution of this Agreement by all Parties.

10.           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto and their heirs, executors, administrators, representatives, agents, successors, assigns, and any entity into or with which any party hereto may merge or consolidate.

11.           Exception for Share Interest:  Genesco represents to Finish Line that it is acquiring the Shares for investment purposes and has no present intent to sell, distribute or otherwise transfer the Shares acquired pursuant to this Agreement other than as a distribution to its shareholders after the Shares have been properly registered under the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws.  Genesco has been advised and fully understands that the Shares being issued to it pursuant to this Agreement by Finish Line have not been registered under the 1933 Act by reason of an exemption under the 1933 Act which depends upon its investment intent regarding the securities being purchased.  Genesco further represents and warrants that it has been advised about, is familiar with, and has had access to all information regarding the affairs of the Finish Line it deems necessary to enter into this Agreement. The stock certificate(s) for the shares to be issued to Genesco pursuant to this Agreement shall bear the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. As a result, the securities represented by this certificate may not be sold or transferred in the absence of registration under such laws or an opinion from legal counsel satisfactory to the Corporation that such registration is not required.

12.           Entire Agreement. This Agreement contains the entire understanding of the Parties, except for any agreement that may be agreed to by Finish Line and UBS regarding the apportionment of the $175 million to be paid to Genesco.  There are otherwise no restrictions, promises, representations, warranties, covenants, or undertakings concerning the subject matter of this Agreement other than those expressly set forth herein.  This Agreement supersedes all prior agreements and understandings between or among any of the Parties with respect to the subject matter hereof.

13.           Amendments.  Neither this Agreement nor any of its terms may be modified or amended except in writing executed by all of the Parties with the same formalities as this Agreement.

14.           No Waiver.  Failure by any Party to resort to any remedy referred to herein, or to which the Party may otherwise be entitled, shall not be construed as a waiver of any other right or remedy to which such Party may be entitled under this Agreement or otherwise.  No written waiver signed by all of the Parties shall excuse the performance of an act other than those specified therein.  The failure of any Party to enforce, or delay by any Party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or modification thereof and any Party may, within the time provided by applicable law, commence appropriate legal proceedings or validly existing, as provided herein to enforce any and all of such rights.

15.           Authorization. The parties hereto expressly warrant and represent that the execution of this Agreement is fully authorized by each of them; that each of the persons executing this Agreement has the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which either of them is a party that would render this Agreement or any part thereof void, voidable or unenforceable; and that no authorization, consent or approval of any governmental entity is required to make this Settlement

Agreement valid and binding upon them.  UBS, Finish Line, and Genesco expressly warrant and represent that they are corporations in good standing in their respective places of domicile.

16.           Representation By Counsel. Each of the Parties also represents and agrees that it or he has been represented by competent counsel in the making of this Agreement, and that such counsel, and the Party itself or himself, has reviewed this Agreement in its entirety prior to its execution.  Each of the parties hereto warrants, represents, and agrees that it is entering into this Agreement with full knowledge of the terms and provisions of this Agreement.

17.           Joint Drafting.  The Parties agree that this Agreement shall be deemed to have been jointly drafted by them, so that any ambiguity shall not be construed against any Party on the basis of the identity of the drafter of any provision of this Agreement or the Agreement as a whole.

18.           Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that in the event Paragraph 2 above (Release of Claims) is held, in whole or in part, to be invalid, void or unenforceable as to any claims that were or could have been asserted by Genesco, then Genesco shall be obligated to return immediately to UBS and Finish Line the full amount of the payment and stock transferred to it set forth in Paragraph 1 above.

19.           Counterparts.  This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

20.           Headings.  The headings set forth in this Agreement are for convenience of reference only and shall not be deemed a part of, or considered, in construing or interpreting this Agreement.

21.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law and conflicts of law principles, to the extent that federal law does not apply.  Any action based on this Agreement or to enforce any of its terms shall be brought in the United States District Court for the Southern District of New York, which shall retain exclusive venue and exclusive jurisdiction over all such disputes.  The parties hereto consent to the personal jurisdiction and venue of the federal courts in the State of New York.

22.           Breach.  Each Party acknowledges that each other Party is relying on this Agreement and the releases contained herein in agreeing to the Settlement.  No breach by any Party of any undertaking hereunder shall revoke or terminate the undertakings and releases hereunder in favor of any non-breaching Party, and each Party agrees that the only remedy available for breach of any undertaking and release hereunder shall be for money damages or specific performance against the breaching Party only.

IN WITNESS WHEREOF, it is hereby agreed to by the undersigned as of March 3, 2008.

By:	/s/ Alan H. Cohen	By:	/s/ Hal N. Pennington
	Alan H. Cohen		Hal N. Pennington
	President and CEO		Chairman & CEO
	The Finish Line, Inc.		Genesco Inc.

I declare under penalty of perjury that the foregoing is true and correct.  Executed on March 3, 2008

By:	/s/ Steven D. Smith
Steven D. Smith
Joint Head of Global Leverage Finance

and

I declare under penalty of perjury that the foregoing is true and correct.  Executed on March 3, 2008

By:	/s/ James E. Odell
James E. Odell
General Counsel, the Americas
UBS Securities LLC and UBS Loan Finance LLC

12